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                                                                       EXHIBIT A

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Wolfgang Traber its true and lawful attorney-in-fact and agent, with full power of substitution, to execute any and all instruments which he as attorney-in-fact and agent, may deem necessary or advisable to comply with the Securities Exchange Act of 1934 with respect to the ownership, acquisition or disposition by, or for the account of, the undersigned of shares of class A common stock, $.10 par value, of Petroleum Heat & Power Co., Inc., a Minnesota corporation (the "Company"), including without limitation the power and authority to execute and file in the name and on behalf of the undersigned a Schedule 13D and all amendments thereto pursuant to Regulation 13D-G of the Securities and Exchange Commission, and an agreement between the undersigned and other beneficial holders of stock of the Company relating to the joint filing of said Schedule 13D and any amendments to said Schedule 13D. The undersigned does hereby ratify and confirm all said attorney-in-fact and agent, or any one or more of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney this 22nd day of January, 1996.

                                        HANSEATIC AMERICAS, LDC.

                                        By: Hansabel Partners, LLC

                                        By: Hanseatic Corporation



                                        By: /s/ Benjamin Schliemann
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